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                                                                   EXHIBIT 11.1


                            BRISTOL HOTELS & RESORTS
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                                            PER SHARE
                                                                       NET EARNINGS            SHARES         AMOUNT
                                                                     ---------------           ------        ---------
                                                                     ($ in thousands)
     For the period July 28, 1998 through December 31, 1998:
         Net income per share.....................................     $    2,645              9,787,535    $    0.27
         Effect of options........................................             --                164,020           --
                                                                       ----------         --------------    ---------
         Net income per share, assuming dilution..................     $    2,645              9,951,555    $    0.27
                                                                       ==========         ==============    =========